Exhibit 23.1

CONSENTS OF INDEPENDENT CHARTERED ACCOUNTANTS

February 19, 2004

We consent to the incorporation by reference in the Registration Statements (From S-8 Nos. 333-83975 and 333-58174) of Drugstore.com of our report dated February 10, 2003, with respect to the consolidated financial statements of International Vision Direct Corp as of December 31, 2002 and 2001 and for the years then ended, included in this Current Report on Form 8-K/A.

/s/ Pannell Kerr Forster

Vancouver, Canada

February 19, 2004